Exhibit 99.1

Sonnet BioTherapeutics Appoints Ms. Lori McNeill to the Board of Directors and Formalizes the Company’s Business Advisory Committee

●	Ms. McNeill is a former executive of Pfizer and an entrepreneur with expertise in marketing and public relations; she will sit on the Board of Directors and serve as the Chairperson of Sonnet’s newly formed Business Advisory Committee (BAC)

●	The BAC will advise the company on business collaborations, communications and interactions with the Federal Government

PRINCETON, NJ / ACCESSWIRE / September 26, 2022/ Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN), a clinical-stage company developing targeted immunotherapeutic drugs, announced today that Lori McNeill has been appointed to the Company’s Board of Directors. Ms. McNeill’s Board position will also round out the composition of the company’s Business Advisory Committee (BAC), where she will serve as the Chairperson.

Lori McNeill has over 20 years’ experience in the healthcare industry, 13 of which were at Pfizer that included working as the Chief of Staff of Global Operations in the Integrated Health Business unit. She additionally had responsibilities in senior marketing and managing operations. Ms. McNeill has held senior executive position at two startup companies and now as an entrepreneur heads a management consulting company. She has been recognized by several institutions: Ranked in Top 100 Global Women in Leadership - Global Council for the Promotion of International Trade, 2021; Changemakers Summit Award Winner, 2021; The State of Women in Leadership – Cover article for HR.com, 2020; and Pfizer International Innovation Excellence Award, 2011 and is currently Global Chairperson of Womenomics.

Sonnet’s BAC will operate as an external body, guiding the company on strategic matters including external collaborations, communications and connecting with government programs, such as the Cancer Moonshot initiative. The BAC will consist of a senior pharma executive from Pfizer, a former congressman with over eight years’ experience on Capitol Hill, a former White House aide, a successful entrepreneur and Sonnet’s investor relations team. The role of the committee will be to assist in partnering efforts and to elevate the company’s profile in the field of immune oncology through communication and leveraging the current and upcoming corporate milestones.

“We believe the addition of Lori to the Board, combined with her oversight of the Business Advisory Committee, can further enhance and differentiate the company’s operations, as we continue to elevate our standing in the field of immune oncology. This is particularly important in the context of having multiple clinical trials underway that we expect will be yielding data in the coming quarters,” said Pankaj Mohan, Ph.D., Sonnet’s Founder and Chief Executive Officer.

“This is certainly an exciting time at Sonnet and I am humbled by the opportunity to work with the company on its differentiated approach to innovating oncology therapeutics. As one of my primary responsibilities will be to chair the Business Advisory Committee, I will be leveraging my prior marketing experience to help raise awareness of the FHAB technology, with the intention of generating greater recognition for what I believe to be an exciting biotechnology platform.” commented Ms. McNeill.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. Sonnet’s FHAB was designed to specifically target tumor and lymphatic tissue, with an improved therapeutic window for optimizing the safety and efficacy of immune modulating biologic drugs. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies, and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet BioTherapeutics Investor Contact

Michael V. Morabito, Ph.D.

Solebury Strategic Communications

917-936-8430

mmorabito@soleburystrat.com

SOURCE: Sonnet BioTherapeutics, Inc.